UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Amendment to Form 8-K/A amends the Sucampo Pharmaceuticals, Inc.'s (“Company”) Form 8-K filed on May 25, 2011 disclosing the results of stockholder votes at the Company’s 2011 annual meeting of stockholders.  Item 5.07(d) set forth below amends such earlier Form 8-K.  Item 8.01 is provided for information purposes only.

Item 5.07. Sumission of Matters to a Vote of Securitiy Holders.

(d) In accordance with the recommendation of the Board of Directors (“Board”) of the Company and based on the results of the vote reported under Item 5.07 of the Original Report, the Company will hold an annual non-binding advisory vote on the compensation of the named executive officers listed in the proxy statement for its Annual Meeting of Shareholders.

Item 8.01.  Other Events.

On March 5, 2012, the Board of the Company fixed the close of business on March 30, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders scheduled to be held on May 25, 2012 at 8:30 a.m. local time at the Hyatt Regency Bethesda, One Bethesda Metro Center, 7400 Wisconsin Avenue, Bethesda, MD 20814.

The Board of the Company appointed the following persons to  two  newly created committees:

Science and Technology Committee:
Daniel P. Getman (Chairperson),
Ryuji Ueno;
Anthony C. Celeste; and
Gayle R. Dolecek

Commercialization Committee:
William L. Ashton (Chairperson); and
Daniel P. Getman

The information in this Item 8.01 and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	March 9, 2012	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	Sr. VP, General Counsel & Corporate Secretary